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                                                                      Ex. 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 46 to Registration Statement No. 33-68090 on Form N-1A of our report dated January 27, 2006, relating to the financial statements and financial highlights of Lord Abbett Investment Trust, including Lord Abbett Income Strategy Fund, Lord Abbett Balanced Strategy Fund, Lord Abbett World Growth & Income Strategy Fund, Lord Abbett Convertible Fund, Lord Abbett Core Fixed Income Fund, Lord Abbett High Yield Fund, Lord Abbett Limited Duration U.S. Government & Government Sponsored Enterprises Fund, Lord Abbett Total Return Fund and Lord Abbett U.S. Government & Government Sponsored Enterprises Fund, appearing in the Annual Report on Form N-CSR of Lord Abbett Investment Trust for the year ended November 30, 2005, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
New York, New York
June 29, 2006